Exhibit 15.1

ERNST & YOUNG (HELLAS) Certified Auditors-Accountants S.A. 8B Chimarras str., Maroussi 151 25 Athens, Greece	Tel: +30 210 2886 000 Fax:+30 210 2886 905 ey.com

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form F-3 No. 333-237637) of Performance Shipping Inc., and
(2)	Registration Statement (Form F-3 No. 333-197740) of Performance Shipping Inc.;

of our report dated March 5, 2021, with respect to the consolidated financial statements of Performance Shipping Inc. included in this Annual Report (Form 20-F) of Performance Shipping Inc. for the year ended December 31, 2020.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 5, 2021